Exhibit 32

Certification by Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

We, Michael Callahan, Interim Chief Executive Officer, and Stephen M. Nolan, Chief Financial Officer, of Vista Outdoor Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)
the Quarterly Report on Form 10-Q for the period ended July 2, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 10, 2017

By:	/s/ Michael Callahan
Name:	Michael Callahan
Title:	Interim Chairman and Chief Executive Officer

By:	/s/ Stephen M. Nolan
Name:	Stephen M. Nolan
Title:	Senior Vice President and Chief Financial Officer